                                                                     EXHIBIT 2.7


                               CLOSING STATEMENT


                               Sentry Park West
                           1777 Sentry Parkway West
                            Blue Bell, Pennsylvania
                        Closing Date - August 28, 1996
             Proration Days = Seller - 27 days, Purchaser - 4 days

- --------------------------------------------------------------------------------

                                                    Credit                    Credit
                                                   Purchaser                  Seller
                                                 -------------            --------------
Purchase price                                                            $12,000,000.00

Real Estate Taxes Proration (1)                                               198,413.63
  (See Schedule A)

Rent proration                                   $ 29,763.49
  (See Schedule B)

Security Deposits                                 121,635.00
  (See Schedule C)

Service contracts (4)                              14,554.29
  (See Schedule D)

Licenses/Permits (2)                                    x.xx

Utilities (3)                                           x.xx

Prepaid Rents                                      60,178.81
  (See Schedule E)

Tenant Improvements/Leasing Commissions                                        16,584.55
  (See Schedule F)

Due Diligence Credit - per Fifth                  300,000.00
  Amendment to Real Estate Sale Agreement

Credit for Elevator Repair - per Fifth             23,173.00
  Amendment to Real Estate Sale Agreement

                                                 -----------              --------------
Sub-total                                         549,304.59               12,214,998.18
                                                 -----------              --------------

Net amount due Seller                                                      11,665,693.59
Earnest Money                                                                (550,000.00 (5)
                                                                          --------------
Balance of cash to be funded by Purchaser                                 $11,115,693.59
                                                                          ==============

APPROVED: SELLER                              APPROVED: PURCHASER

SENTRY WEST JOINT VENTURE, an                 1777 SENTRY PARKWAY OFFICE
Illinois joint venture partnership            ASSOCIATES, Limited Partnership

By: Blue Bell Associates, an                  By: BGK Equities, Inc.
    Illinois joint venture, as
    managing general partner                  By: /s/ Edward M. Gilbert
                                                  -----------------------------
                                              Name:   Edward M. Gilbert
                                                    ---------------------------
                                              Its:    President
                                                   ----------------------------

By: First Capital Income Properties, Ltd. - Series XI, an
    Illinois limited partnership, a general partner of Blue
    Bell Associates

By: First Capital Financial Corporation, a Florida
    corporation, as the general partner of First
    Capital Income Properties, Ltd. - Series XI

By: /s/ Norman Field
    -------------------------------------
Name:   Norman Field
      -----------------------------------
Its:    Vice President
     ------------------------------------

By: First Capital Income and Growth Fund - Series XII,
    an Illinois limited partnership, a general partner of
    Blue Bell Associates

By: First Capital Financial Corporation, a Florida
    corporation, as the general partner of First
    Capital Income and Growth Fund - Series XII

By:  /s/ Norman Field
    -------------------------------------
Name:    Norman Field
      -----------------------------------
Its:     Vice President
     ------------------------------------


NOTES:
- ------

(1) All real estate taxes, personal property taxes and assessments relating to the Property are to be reprorated or prorated upon receipt of actual bill(s).

(2) To the extent that permits, if any, are not assignable they will be subject to proration at a later date.

(3) Utility meters are to be read on 8/28/96 and Seller will pay final billing for such utilities up to and including such date. Utility deposits, if any, are to be refunded to Seller from the respective utility companies.

(4) Seller agrees to pay all invoices or charges payable to service contract vendors or other vendors of supplies or services which are unpaid at Closing and relate to periods prior to and including August 27, 1996, or which relate to periods after Closing to the extent Seller received a credit from Purchaser at Closing.

(5) Interest earned on the Earnest Money Deposit shall be returned directly to Purchaser.

                               Sentry Park West
                           1777 Sentry Parkway West
                            Blue Bell, Pennsylvania
                        Closing Date - August 28, 1996

                        SCHEDULES TO CLOSING STATEMENT

     Balance of cash to be funded by Purchaser                                   $11,115,693.59

     Additional Cash Outlays by Purchaser:

      1.  Purchaser's attorney (Steve Goldstein Esquire)                               4,438.00
      2.  One-half of transfer taxes                                                 120,000.00
      3.  Title insurance premiums                                                    19,180.00
      4.  City Property Taxes                                                         16,630.20
      5.  School Taxes                                                                18,296.89
      6.  Recording fees                                                                 300.00
      7.  Recording (3) UCC-I's                                                          200.00
      8.  Title Search                                                                   375.00
      9.  Commitment Fee to Holliday Fenoglio Dockerby & Gibson                       67,500.00
     10.  Escrow/Holdback to Manulife                                                300,000.00
     11.  Lender's Counsel                                                            15,000.00
     12.  Endorsement fees                                                             5,779.00
     13.  UCC Searches                                                                   261.00
     14.  Intech Risk Management Ltd.                                                    300.00
     15.  Reimbursement to First American - NY for copying, Fed Ex, etc.                 165.00
                                                                                 --------------
     Total                                                                       $11,684,118.68
                                                                                 ==============
     Total cash outlay by Purchaser at Closing                                   $11,684,118.68
                                                                                 ==============
- -----------------------------------------------------------------------------------------------
     Amount due Seller                                                           $11,115,693.59
     Earnest Money                                                                   550,000.00

Loan Repayment:
     Principal                                                                    (9,137,354.00)
     Accrued Interest to 8/28/96                                                     (54,536.96)
     Libor contract - breakage cost                                                     (380.73)
                                                                                 --------------
TOTAL - Loan Repayment as of 8/29/96                                              (9,192,271.69)

     Seller's expenses:
     1.  Seller's attorney                                                                 x.xx
     2.  One-half of transfer taxes                                                 (120,000.00)
     3.  Commission to Penn Square Properties, Inc.                                 (294,737.74)
     4.  Commission to BGK Realty, Inc.                                              (50,000.00)
     5.  1996 Real Estate Taxes paid at Closing                                     (219,562.67)
     6.  Tax Certification to Susan Dunn, Tax Collector                                  (25.00)
     7.  Sewer Certification to Whitpain Township                                        (10.00)

                                                                                 --------------
     Net Total to Seller                                                         $ 1,789,086.49
                                                                                 ==============
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